As filed with the Securities and Exchange Commission on April 30, 2008	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
THORATEC CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2340464 (I.R.S. employer identification No.)
6035 Stoneridge Drive, Pleasanton, California 94588
(Address of principal executive offices)
2002 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)
Gerhard F. Burbach
Thoratec Corporation
6035 Stoneridge Drive
Pleasanton, California 94588
(Name and address of agent for service)
(925) 847-8600
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
		offering price per	aggregate offering	Amount of
Title of securities to be registered	Amount to be registered (1)	share (2)	price (2)	registration fee
2002 Employee Stock Purchase Plan, Common Stock, no par value	250,000	$15.93	$3,982,500	$157

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional Common Stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction effected without the receipt of consideration, which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock of Thoratec Corporation on April 24, 2008 as reported on the NASDAQ Global Select Market.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
ITEM 8. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
     This Registration Statement on Form S-8 is filed by Thoratec Corporation, a California corporation (“Thoratec”), relating to 250,000 shares of its common stock, no par value per share (the “Common Stock”), issuable to eligible employees and consultants of Thoratec and its affiliates under the 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan”). On June 19, 2002 and June 15, 2006, Thoratec filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 (Registration No. 333-90768 and No. 333-135047, respectively) and on July 1, 2002 Thoratec filed with the Commission Post-Effective Amendment No. 1 to Registration Statement No. 333-90768 (together, the “Prior Registration Statements”) relating to shares of Common Stock issuable to eligible employees and consultants of Thoratec and its affiliates under the Stock Purchase Plan. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed with the Commission by Thoratec are incorporated by reference in this Registration Statement:
(a)	Thoratec’s Registration Statement on Form S-8, as amended on Form S-8 POS (Registration No. 333-90768), filed with the Commission on June 19, 2002 and July 1, 2002, respectively;

(b)	Thoratec’s Registration Statement on From S-8 (Registration No. 333-135047), filed with the Commission on June 15, 2006;

(c)	Thoratec’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, including all material incorporated by reference therein;

(d)	The description of Thoratec’s common stock contained in Thoratec’s registration statement on Form 8-A, filed May 18, 1981, under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendment or reports filed for the purpose of updating that description; and

(e)	The description of Thoratec’s Rights Agreement and Preferred Stock Purchase Rights contained in Thoratec’s registration statement on Form 8-A, filed May 3, 2002, under the Exchange Act, including any amendment or reports filed for the purpose of updating that description.
     All documents subsequently filed by Thoratec pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents; provided, however, that Thoratec is not incorporating any information furnished in any Current Report on Form 8-K.
     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

ITEM 8. EXHIBITS

Exhibit
Number	Exhibit
5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)

99.1	2002 Employee Stock Purchase Plan (1)

(1)	Filed as an Exhibit to Thoratec’s Form S-8 POS filed with the SEC on July 1, 2002 (Registration No. 333-90768) and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 30th day of April, 2008.

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gerhard F. Burbach and David A. Lehman, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement on Form S-8 as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.
In accordance with the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Thoratec Corporation and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerhard F. Burbach Gerhard F. Burbach	Chief Executive Officer, President and Director	April 30, 2008

/s/ David V. Smith David V. Smith	Executive Vice President and Chief Financial Officer	April 30, 2008

/s/ Neil F. Dimick Neil F. Dimick	Director and Chairman of the Board of Directors	April 30, 2008

/s/ J. Donald Hill J. Donald Hill	Director and Vice-Chairman of the Board of Directors	April 30, 2008

/s/ Howard E. Chase Howard E. Chase	Director	April 30, 2008

/s/ J. Daniel Cole J. Daniel Cole	Director	April 30, 2008

/s/ Steven H. Collis Steven H. Collis	Director	April 30, 2008

/s/ Elisha W. Finney Elisha W. Finney	Director	April 30, 2008

/s/ D. Keith Grossman D. Keith Grossman	Director	April 30, 2008

/s/ Daniel M. Mulvena Daniel M. Mulvena	Director	April 30, 2008

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)

99.1	2002 Employee Stock Purchase Plan (1)

(1)	Filed as an Exhibit to Thoratec’s Form S-8 POS filed with the SEC on July 1, 2002 (Registration No. 333-90768) and incorporated herein by reference.